DRAFT

PRIVATE AND CONFIDENTIAL
[Name]
[Address]
[Date]
Dear [Name],
Letter of appointment as a non-executive director
On behalf of the board of directors (“Board”) of Verona Pharma plc (“Company”), it is with pleasure that I confirm your appointment as a non-executive director of the Company, with effect from [Date] (“Effective Date”) and to set out your duties, terms of appointment and remuneration.
By accepting this appointment, you agree that this letter is a contract for services and is not a contract of employment and you confirm that you are not subject to any restrictions which prevent you from holding office as a director.
1.Appointment
a.Subject to the remaining provisions of this letter, your appointment shall commence on the Effective Date and shall continue subject to:
(i)your election or re-election at the Company’s annual general meetings at which you are standing for election or re-election and otherwise to the provisions of the Company’s articles of association, as amended from time to time (“Articles”);
(ii)prior termination, which shall be at the discretion of either party upon three months’ written notice; and
(iii)prior termination at any time without notice in accordance with the provisions of paragraph 1.3 below.
b.You may be required to serve on one or more Board committees from time to time, and will be provided with the relevant terms of reference on your appointment to such committees. With effect from the Effective Date, you will serve on the Nominations and Corporate Governance Committee. You also may be asked to serve as a non-executive director on the board of any of the Company's subsidiaries.
c.Notwithstanding paragraph 1.1 above, the Company may terminate your appointment with immediate effect if you have:
(i)committed a material breach of your obligations under this letter;
(ii)been found guilty of fraud, gross misconduct and/or any serious or persistent negligence or misconduct in respect of your obligations under this letter, or otherwise in respect of your fiduciary duties owed to the Company;

Registered office: One Central Square, Cardiff CF10 1FS United Kingdom Company number 5375156	Principal office: 3 More London Riverside London SE1 2RE United Kingdom T: +44 (0) 20 3283 4200

i.committed any serious or repeated breach or non-observance of your obligations to the Company (which include an obligation not to breach your statutory, fiduciary or common-law duties);
ii.been guilty of any fraud or dishonesty or acted in any manner which, in the Company's opinion, brings or is likely to bring you or the Company into disrepute or is materially adverse to the Company's interests;
iii.been convicted of an arrestable criminal offence other than a road traffic offence for which a fine or non-custodial penalty is imposed (including if you are convicted of the criminal offence of insider dealing under the Criminal Justice Act 1993 or any similar conviction in the United States);
iv.been declared bankrupt or have made an arrangement with or for the benefit of your creditors, or if you are the subject of insolvency or similar proceedings, whether in a state or federal court, or any jurisdiction;
v.been disqualified from acting as a director for any reason; or
vi.not complied with the Company’s Code of Business Conduct and Ethics, as amended from time to time, available on Verona Pharma’s website at www.veronapharma.com.
a.On termination of your appointment, you shall, at the Company's request, resign from your office as non-executive director of the Company and any offices you hold in any of the Company's group companies without any claim for compensation or damages. If you fail to resign, you irrevocably appoint any member of the Board as your attorney in your name and on your behalf to sign any documents and take such other steps as are necessary to give effect to those resignations.
b.If matters arise which cause you concern about your role, you should discuss these matters with the chairperson of the Board.
1.Time commitment
a.You will be expected to devote such time as is necessary for the proper performance of your duties. We envisage that, on average, you will spend a minimum of two days a month on work for the Company, recognising however that particular events may from time to time require you to devote to the Company more time than this.
b.You will be expected to attend scheduled and ad hoc Board meetings, the annual general meeting, Board strategic planning sessions, meetings with the chairperson, the chief executive officer and other directors and meetings with major shareholders. Board meetings normally take place in London, but some meetings may be held in the US or by electronic means, as required.
c.By accepting this appointment, you confirm that, taking into account all of your other commitments, you are able to allocate sufficient time to the Company to discharge your responsibilities effectively.

2.Role and duties
a.The Board as a whole is collectively responsible for the success of the Company. The Board's role is to:
i.provide entrepreneurial leadership of the Company within a framework of prudent and effective controls which enable risk to be assessed and managed;
ii.set the Company’s strategic aims, ensure that the necessary financial and human resources are in place for the Company to meet its objectives, and review management performance; and
iii.set the Company’s values and standards and ensure that its obligations to its shareholders and others are understood and met.
All directors must take decisions objectively in the interests of the Company.
b.As a non-executive director you shall have the same general legal responsibilities to the Company as any other director. You are expected to perform your duties (whether statutory, fiduciary or common law) faithfully, diligently and to a standard commensurate with the functions of your role and your knowledge, skills and experience.
c.You shall exercise your powers in your role as a non-executive director having regard to relevant obligations under prevailing law and regulation, including the Companies Act 2006 and the relevant rules and requirements of the US Securities and Exchange Commission and of Nasdaq.
d.You shall have particular regard to the general duties of directors in the Companies Act 2006, including the duty to promote the success of the Company under which all directors must act in the way they consider, in good faith, would be most likely to promote the success of the Company for the benefit of its members as a whole. In doing so, as a director, you must have regard (among other matters) to:
i.the likely consequences of any decision in the long term;
ii.the interests of the Company’s employees;
iii.the need to foster the Company’s business relationships with suppliers, customers and others;
iv.the impact of the Company’s operations on the community and the environment;
v.the desirability of the Company maintaining a reputation for high standards of business conduct; and
vi.the need to act fairly as between the members of the Company.
e.In your role as a non-executive director, you shall also be required to:
i.constructively challenge and help develop proposals on strategy;
ii.scrutinise the performance of management in meeting agreed goals and objectives and monitor the reporting of performance;

iii.satisfy yourself on the integrity of financial information and that financial controls and systems of risk management are robust and defensible;
iv.be responsible for determining appropriate levels of remuneration of executive directors and have a prime role in appointing and, where necessary, removing senior management and in succession planning;
v.uphold high standards of integrity and probity and support the executive directors in instilling the appropriate culture, values and behaviours in the boardroom and beyond;
vi.take into account the views of shareholders and other stakeholders where appropriate;
vii.make sufficient time available to discharge your responsibilities effectively;
viii.exercise relevant powers under, and abide by, the Articles;
ix.disclose the nature and extent of any direct or indirect interest you may have in any matter being considered at a Board or committee meeting and, except as permitted under the Articles, you will not vote on any resolution of the Board, or of one of its committees, on any matter where you have any direct or indirect interest;
x.immediately report your own wrongdoing or the wrongdoing or proposed wrongdoing of any employee of other director of the Company of which you become aware to the chairperson;
xi.exercise your powers as a director in accordance with the Company's policies and procedures, including but not limited to the Company’s Code of Business Conduct and Ethics; and
xii.not do anything that would cause you to be disqualified from acting as a director.
f.Unless the Board specifically authorises you to do so, you shall not enter into any legal or other commitment or contract on behalf of the Company.
g.Subject to paragraph 7, you shall be entitled to request all relevant information about the Company's affairs as is reasonably necessary to enable you to discharge your duties as a non-executive director.
h.You shall not, at any time after the termination of your appointment, either personally or by an agent, directly or indirectly represent yourself as being in any way connected with or interested in the business of the Company (except in your capacity as a shareholder, if applicable).
3.Fees and expenses
a.With effect from the Effective Date, you shall be paid a fee of £[amount] per annum for acting as a non-executive director and a fee of £[amount] per annum as a member of the Nominations and Corporate Governance Committee. The fees shall be paid monthly in arrears in equal instalments after deduction of any taxes and other amounts that are required by law. The fees will be subject to annual review by the Board, the first such review to take place with effect from January 1, [date].

b.The Company shall reimburse you for all reasonable and properly documented expenses that you incur in performing your duties, including reimbursement of business class air travel, but on the basis that these will also be shared on a fair basis with other companies of which you are a non-executive director, consultant or employee, where appropriate.
c.Additional work outside your normal non-executive director duties will be remunerated separately upon approval of the Board.
d.You will be eligible to participate in the long term incentive plan of the Company, subject to the discretion of the Company’s Board of Directors.
4.Independent professional advice
In order to enable you to carry out your duties as a non-executive director you will, after consultation with the chief executive officer if that is practicable (and, if appropriate, jointly with any other non-executive directors whose interests are the same as yours), be entitled to seek advice from independent advisers at the Company’s expense.
5.Outside interests
a.It is accepted and acknowledged that you have business interests other than those of the Company. In the event that you become aware of any direct or indirect potential conflicts of interest, these should be promptly disclosed to the chief executive officer as soon as you become aware of them and you may have to seek the agreement of the Board. You will not vote on any resolutions of the Board or the Board committees, or on any matters, in each case where you have any direct or indirect conflict of interest, except as permitted by the Articles.
6.Confidentiality
a.You acknowledge that all information acquired during your appointment is confidential to the Company and should not be released, communicated or disclosed to third parties, including shareholders of the Company, or used for any reason other than in the interests of the Company, either during your appointment or following termination (by whatever means), without prior clearance from the chief executive officer. This restriction shall cease to apply to any confidential information which may (other than by reason of your breach) become available to the public generally.
b.You acknowledge the need to hold and retain Company information (in whatever format you may receive it) under appropriately secure conditions.
7.Inside information and dealing in the Company's shares
a.Your attention is drawn to the requirements under both law and regulation as to the disclosure of price-sensitive information. You should avoid making any statements that might risk a breach of these requirements in any circumstance whatsoever.

b.During your period of appointment you are required to comply with the provisions of the Company's Insider Trading Compliance Policy in relation to dealing in the Company’s publicly traded or quoted securities, and any such other code as the Company may adopt from time to time which sets out the terms for dealings by directors in the Company’s publicly traded or quoted securities. A copy of the current Insider Trading Compliance Policy adopted by the Company will be provided to you separately.
8.Insurance and indemnity
The Company shall maintain directors’ and officers’ liability insurance for your benefit during and after your appointment in respect of any matter occurring or alleged to have occurred while you are or were a director of the Company in such amount and on such terms considered reasonable by the Board. A copy of the policy document is available from the chief financial officer.
9.Return of property
On termination of your appointment with the Company however arising, or at any time at the Board's request, you shall immediately return to the Company all documents, records, papers or other property belonging to the Company which may be in your possession or under your control, and which relate in any way to the Company's business affairs and you shall not retain any copies thereof.
10.Moral rights
You hereby irrevocably waive any moral rights in all works prepared by you, in the provision of your services to the Company, to which you are now or may at any future time be entitled under Chapter IV of the Copyright Designs and Patents Act 1988 or any similar provisions of law in any jurisdiction, including (but without limitation) the right to be identified, the right of integrity and the right against false attribution, and agree not to institute, support, maintain or permit any action or claim to the effect that any treatment, exploitation or use of such works or other materials, infringes your moral rights.
11.Data protection
a.By signing this letter you consent to the Company holding and processing data about you for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) relating to you.
b.You consent to the Company making such information available to those who provide products or services to the Company or any company in the Company's group, including employees, professional advisers, shareholders, regulatory authorities, governmental or quasi-governmental organisations and potential purchasers of the Company.
12.Entire agreement
a.This letter and any document referred to in it constitutes the entire terms and conditions of your appointment and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between you and the Company, whether written or oral, relating to its subject matter.
b.You agree that you shall have no remedies in respect of any representation, assurance or warranty (whether made innocently or negligently) that is not set out in this letter and you shall not have any claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this letter.
13.Variation
No variation of this letter shall be effective unless it is in writing and signed by you and the Company (or respective authorised representatives).
14.Governing law and jurisdiction
This letter of appointment shall be governed by and construed in accordance with the law of England and Wales and you and the Company submit to the exclusive jurisdiction of the courts and tribunals of England and Wales.
Please indicate your acceptance of these terms by signing and returning the attached copy of this letter to Ms. Claire Poll at claire.poll@veronapharma.com.
Yours sincerely,

Dr. David Ebsworth
Non-Executive Chairperson
For and on behalf of Verona Pharma plc

I agree to the above terms of my appointment as a non-executive director of Verona Pharma plc as set out in this letter.

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[Name]